Exhibit 99.1

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FOR IMMEDIATE RELEASE

Tandem Diabetes Care Completes Acquisition of Insulin Patch Pump Developer, AMF Medical

SAN DIEGO – January 23, 2023 — Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today announced the completion of its previously announced acquisition of AMF Medical SA, the privately held Swiss developer of the Sigi™ Patch Pump. The Sigi Patch Pump, designed to be an ergonomic, rechargeable patch pump that reduces the burden of managing diabetes through its use of pre-filled insulin cartridges, is under development and not commercially available.

“AMF Medical's compelling technology aligns well with our strategic vision to include a patch pump in Tandem’s portfolio of differentiated offerings,” said John Sheridan, Tandem Diabetes Care President and Chief Executive Officer. “In addition to this innovative technology, the talented AMF team joining our Tandem family shares our commitment to simplify diabetes management and brings decades of experience from the diabetes device, life sciences, and watch-making industries.”

“AMF Medical was founded to develop a patch pump that is not only simple to use for people with diabetes, but also optimized for scale manufacturing,” said Peter Ryser, AMF Medical’s Chairman and Co-Founder. “We are thrilled that our work will be carried forward by a mission-driven company like Tandem,” added Antoine Barraud, Co-Founder and Co-CEO, noting that “Tandem not only shares our deep-rooted dedication to diabetes technology, but has created an incredibly user-focused culture that is very well aligned with our company values.”

Baker & McKenzie LLP and Bass, Berry & Sims PLC served as legal advisors to Tandem Diabetes Care. SVB Securities LLC served as exclusive financial advisor and Homburger AG served as legal advisor to AMF Medical.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company based in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

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© 2023 Tandem Diabetes Care, Inc. All rights reserved. Tandem Diabetes Care, Control-IQ, and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries. All third-party marks are the property of their respective owners.

Exhibit 99.1
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to, among other things, the Company’s future development of new diabetes-related products and services, the Company’s advancement of new insulin pump offerings, including its continued development and introduction of a rechargeable patch pump that features pre-filled insulin cartridges, the ability of the Company to successfully obtain FDA approval for its patch pump, and the expected time-to-market of the patch pump and its ability to influence channel expansion and increase customer access. Additional forward-looking statements relate to the timing and amount of any future earnout payments. These statements are subject to numerous risks and uncertainties, including the Company’s ability to innovate and manage growth, the Company’s ability to successfully integrate AMF Medical’s patch pump products and designs into the Company’s diabetes-related products and services, the Company’s ability to successfully complete the development of the patch pump and related manufacturing processes and secure regulatory approvals for a new patch pump, market acceptance of the Company’s existing products and products under development by physicians and people with diabetes, the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, as well as other risks identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and other documents that we file with the Securities and Exchange Commission. Our actual results may differ materially from those contemplated by these forward-looking statements. We caution readers to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict them all. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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